UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

Proxy Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

AEGIS ASSESSMENTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy, if Other Than the Registrant(s))

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14c05(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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7975 N. Hayden Road, Suite D-363

Scottsdale, Arizona 85258

(480) 778-9140

February 26, 2007

To Our Stockholders:

On behalf of the Board of Directors and management of Aegis Assessments, Inc., I cordially invite you to attend a Special Meeting of Aegis’s stockholders to be held on Tuesday, March 27, 2007, at 9:00 a.m., local time, at 7975 N. Hayden Rd. Suite D-363, Scottsdale Arizona 85258, our corporate offices.

The matters to be considered at the meeting are as follows:

(1)

An amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to five hundred million (500,000,000); and

(2)

An amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from one-for-ten to one-for-eighty, to be determined by the Board of Directors, in its sole discretion, within a six month period following stockholder approval.

It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

Sincerely,

Richard Reincke
Chairman of the Board

7975 N. Hayden Road, Suite D-363

Scottsdale, Arizona 85258

(480) 778-9140

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

March 27, 2007

Notice is hereby given that a Special Meeting of Stockholders of Aegis Assessments, Inc. (the “Company”) will be held on Tuesday, March 27, 2007, at 9:00 a.m., local time, at 7975 N. Hayden Road, Suite D-363, Scottsdale Arizona 85258, for the purpose of considering and acting upon the following proposals:

(1)

An amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to five hundred million (500,000,000)(“Authorized Share Increase”); and

(2)

An amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from one-for-ten to one-for-eighty (the “Reverse Stock Split”), to be determined by the Board of Directors, in its sole discretion, within a six month period following stockholder approval.

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendments to the Amended and Restated Certificate of Incorporation may be taken without further notice to stockholders unless required by our Bylaws.

If you were a stockholder of record at the close of business on February 13, 2007, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

By order of the Board of Directors,

Richard Reincke
February 26, 2007	Chairman of the Board

IMPORTANT: Whether or not you plan to attend, so that your vote will be counted at the Special Meeting, please mark, sign, date and return the enclosed proxy promptly, using the return envelope enclosed, or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

7975 N. Hayden Road, Suite D-363

Scottsdale, Arizona 85258

(480) 778-9140

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 27, 2007

Date of the Proxy Statement — February 26, 2007

GENERAL INFORMATION

Information About the Special Meeting

The Special Meeting will be held on Monday, March 27, 2007, at 9:00 a.m., local time, at 7975 N. Hayden Road, Suite D-363, Scottsdale, Arizona 85258.

Information About this Proxy Statement

We sent you this Proxy Statement and the enclosed proxy card because Aegis’s Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. If you own Aegis Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Aegis’s Richard Interim Chief Operating Officer and President at (480) 778-9140 or via email at richard@aegiscorporate.com. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and which is designed to assist you in voting your shares. On or about February 26, 2007, we began mailing this Proxy Statement and the enclosed proxy card to all stockholders of record at the close of business on February 13, 2007.

Matters to be Voted on at the Special Meeting

First, the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to five hundred million (500,000,000) (“Share Increase Amendment”).

Second, an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from one-for-ten to one-for-eighty (the “Reverse Stock Split”), to be determined by the Board of Directors, in its sole discretion, within a six month period following stockholder approval.

The Board recommends that you vote FOR both the Share Increase Amendment and the Reverse Stock Split.

Information About Voting

Stockholders can vote on matters presented at the Special Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendment.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

(c) Over the Internet.  After reading the proxy materials and with your proxy and voting instruction form in front of you, you may use your computer to access the Web site http://www.transferonline.com/aegis/. You will be prompted to enter the access code from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to Aegis’s Secretary, Richard Reincke, prior to the Special Meeting, or by submitting a later-dated proxy to us.

Each Aegis common share is entitled to one vote. As of the record date, February 13, 2007, there were 75,705,332 shares of Common Stock outstanding.

Information Regarding Tabulation of the Vote

Aegis will appoint one or more inspectors of election to act at the special meeting and to make a written report thereof. Prior to the special meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. Under the Bylaws, holders of Common Stock entitled to exercise a majority of the voting power of us, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes, if any, are counted as present for establishing a quorum.

Information About Votes Necessary for Proposal to be Adopted

Approval by holders of a majority of the outstanding Common Stock will be required to approve both (i) the amendment to increase in the authorized shares of Common Stock from one hundred million (100,000,000) to five hundred million (500,000,000) and (ii) the amendment to effect a reverse stock split of Common Stock at a specific ratio, ranging from one-for-ten to one-for-eighty to be determined by the Board of Directors, in its sole discretion, within a six (6) month period following stockholder approval.

Abstentions and broker non-votes, if any, will be counted as votes against the amendments.

Revocation of Proxies

If you give a proxy (either by mailing your proxy card, by telephone or over the Internet), you may revoke it at any time before it is exercised by giving notice to Aegis’s Secretary in writing or by means of other verifiable communication prior to the Special Meeting or by submitting a later-dated proxy to us.

Dissenter’s or Appraisal Rights

Aegis’s stockholders are not entitled to dissenter’s or appraisal rights under Delaware law in connection with the amendment.

Costs of Proxy Solicitation

Aegis will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of Aegis. Aegis will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses.

INFORMATION ABOUT AEGIS COMMON SHARE OWNERSHIP

Beneficial Ownership of Shares

The following table sets forth information regarding the beneficial ownership of our common stock as of January 1, 2007, with respect to (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Named Executive Officer; (iii) each director; and (iv) all Named Executive Officers and directors as a group. The information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name	Shares Beneficially Owned	Percentage of Shares Outstanding (1)

Eric Johnson	4,468,500	11.5%
Richard Reincke	1,555,700	4.0%
David A. Smith	955,000	2.5%

All executive officers and directors as a group (3 persons).	6,979,200	18.0%

PROPOSAL NUMBER 1

SHARE INCREASE AMENDMENT

The Board of Directors has approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to five hundred million (500,000,000). The Board of Directors has determined that this amendment is advisable and in the best interests of us and our stockholders. A form of this amendment to our Amended and Restated Certificate is set forth on Exhibit A hereto.

At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the amendment.

Reasons for the Amendment

After the increase in the authorized number of shares of Common Stock, there will be 75,705,332 shares of our Common Stock issued and outstanding, leaving approximately 424,294,668 shares of our Common Stock available for future issuance.  The par value of our Common Stock will remain $0.001 per share.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The Increase Amendment will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock would remain unchanged under the Increase Amendment.

The availability of additional authorized shares of Common Stock will enable us to satisfy our obligations to purchasers of its 6% convertible promissory notes (the “Notes”).  On October 27, 2006, we executed definitive agreements for the purchase by institutional, accredited investors for $1,000,000 of principal amount of the Notes maturing three years from the date of issuance.  The Notes will be convertible at the investors’ option, into shares of Common Stock at a per share conversion price equal to 60% multiplied by the average of the lowest three intraday trading prices for our Common Stock during the twenty trading days prior to the notice of conversion being sent. In connection with the issuance of the Notes, we issued to the investors seven-year common stock purchase warrants (the “Warrants”) to purchase 10,000,000 shares of Common Stock. The exercise price of the Warrants is $0.10.  We are not required and are not registering the shares of Common Stock underlying the Warrants. Therefore, the conversion of all of the Notes and the exercise of the Warrants would require us to issue a minimum of 462,962,962 shares of Common Stock at the current price of our Common Stock of $0.0036 at February 2, 2007. In coordination with the reverse stock split described below, the Board of Directors believes that our obligations under the Notes can be adequately satisfied.

More generally, the increase in the authorized number of shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion.  These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.  The increase in the number of authorized shares of common stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay associated with holding a special meeting of stockholders at such time.

Certain Effects of the Amendment

The increase in authorized shares of Common Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved Common Stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Amended and Restated Certificate of Incorporation does not change the terms of the Common Stock. The additional Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

We could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Amended and Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Delaware, which filing is expected to occur as soon as practicable after the Special Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL NUMBER 2

THE REVERSE STOCK SPLIT

The Company, as authorized by the necessary actions of its Board of Directors and pending stockholder approval, has approved the effectuation of a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from a minimum ration of one-for-ten to a maximum ration of one-for-eighty, to be determined by the Board of Directors, in its sole discretion, at any time within a six month period from the date of stockholder approval if it occurs (the “Reverse Stock Split”).  Any fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share.  As such, there will be no fractional shares following the Reverse Stock Split.  The par value of the new Common Stock (the “New Common Stock”) will remain as $0.001 per share as before the Reverse Stock Split.  The New Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.  The number of stockholders as of the Record Date will remain unchanged and unaffected by the Reverse Stock Split.

The Board of Directors recommends a vote FOR the proposal to amend the Reverse Stock Split.

Reasons for the Reverse Stock Split

The complete text of the form of the Reverse Split Amendment is set forth on Exhibit B to this Proxy Statement.  The Reverse Split Amendment shall include the specific ratio of Reverse Split determined by the Board of Directors and any non-substantive changes as may be required by the Secretary of State of the State of Delaware.  The Board of Directors has the authority, for the six month period following the date of stockholder approval by written consent, and without any further stockholder approval, to determine the specific ratio of the Reverse Stock Split within the range set forth above; provided, however, that the Board of Directors may effect only one reverse stock split of the Company’s Common Stock in one specific ratio.  To effectuate the Reverse Stock Split, pursuant to which each of the Company's presently outstanding shares of Common Stock would be exchanged for such lesser number of new shares of Common Stock at the specific ratio approved by the Board of Directors (the “Exchange Ratio”), the Company will set forth the Exchange Ratio in the attached Reverse Split Amendment and file the Reverse Split Amendment with the Secretary of State of the State of Delaware (the “Effective Date”).  Following the Reverse Stock Split, all of the Company's securities convertible into or exercisable for Common Stock will be exercisable or convertible at a higher price for such lesser number of shares of Common Stock for or into which such security was previously exercisable or convertible as determined by the Exchange Ratio and such documents governing such security.  The Board of Directors will also have the authority to determine the exact timing of the Reverse Stock Split, which may occur at any time after stockholder approval and without additional stockholder approval.  The timing will be determined in the sole business judgment of the Board of Directors.  See "Purposes of the Reverse Split" below.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to determine not to proceed with the Reverse Stock Split, if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, business, transactional and financing developments and the Company's actual and projected financial performance.

The Board of Directors believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) will provide the Company with the flexibility necessary to achieve the desired results of the Reverse Stock Split at a ratio that, at the time of a Reverse Stock Split, would be in the best interests of the Company and its stockholders at that time.  If the Board of Directors determines to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the Exchange Ratio.  If the Board of Directors does not implement the Reverse Stock Split within six months from the date of stockholder approval, the authority granted by the stockholders to the Board of Directors to implement the Reverse Stock Split will terminate.

Purposes of the Reverse Stock Split

The Board of Directors believes that the current per share price of the Company’s Common Stock negatively impacts the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the Company’s potential ability to raise capital by issuing new shares.  The Board of Directors believes that the reasons summarized below largely account for such effects.

Most brokerage firms do not permit lower-priced securities to be purchased on margin or used as collateral for margin accounts. Certain policies and practices of the securities industry, such as time-consuming procedures that make the handling of lower-priced securities economically unattractive, may tend to discourage individual brokers within those firms from dealing in lower-priced securities.  Moreover, the brokerage commission on the purchase or sale of a lower-priced stock may represent a higher percentage of the price than the brokerage commission on a higher-priced stock.  For the foregoing, among other reasons, many brokerage firms and institutional investors are reluctant to recommend lower-priced securities to their clients or to hold them in their own portfolios.  For these reasons, the Board of Directors believes that the low per share price of the Company’s Common Stock has the effect of limiting the effective marketability of the Common Stock and other negative consequences for the Company and its stockholders.  The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.  Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 shares) created by the Reverse Stock Split.

On February 2, 2007, the closing sale price of the Company’s Common Stock was $0.0036 per share.  By decreasing the number of shares of the Company’s Common Stock outstanding without altering the aggregate economic interest in the Company represented by the shares, the Board of Directors believes that the market price of the Common Stock will increase over time to a more appropriate price; however, there can be no assurance that this will occur.  The new Common Stock will continue to be traded on the Over-the-Counter Bulletin Board.

The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding and the resulting increased price level as a consequence of the Reverse Stock Split will encourage greater interest in the Company by the financial community and investing public.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR; THAT THE INCREASE IN THE MARKET PRICE OF THE COMPANY’S COMMON STOCK IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT WILL BE SUSTAINED; OR THAT THE MARKET PRICE WILL EVER RISE TO A PRICE APPROXIMATING THE MARKET PRICE PRIOR TO THE REVERSE STOCK SPLIT.

Principals Affects of the Reverse Stock Split

The Reverse Stock Split will decrease the outstanding shares of Common Stock by a certain percentage dependent on the Exchange Ratio.  The Reverse Stock Split will not affect any stockholder’s proportionate equity interest in the Company, except for negligible amounts resulting from the rounding up of fractional shares.  The Board of Directors does not expect the number of shares of New Common Stock to be issued in connection with rounding up such fractional shares to be material.

The par value of the Common Stock will remain at $0.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced.  As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased.  The Reverse Stock Split will not affect the Company’s total stockholders’ equity.

Stockholders should note that certain disadvantages may result from the Reverse Stock Split.  The number of outstanding shares of Common Stock will be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock will not be so decreased.  The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares.  Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

The increase in the authorized shares of Common Stock available for issuance, as described above, could also have an anti-takeover effect.  Issuance of additional shares of Common Stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed, and thus limiting the opportunity for the stockholders to realize a higher price for their shares than that generally available in the public markets.  The Board of Directors is unaware of any attempt, whether potential or actual, to takeover the Company, and the Amendment is not intended as any type of anti-takeover measure.  The Board of Directors has no current plans to issue additional shares of Common Stock.

The Reverse Stock Split will increase the number of stockholders who own odd-lots of fewer than 100 shares of Common Stock.  Stockholders who hold odd-lots may experience increased costs of selling their shares and may have greater difficulty in making sales.

All outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s Common Stock will enable such holders to purchase, upon exercise of their options or warrants, a fraction of the number of shares of the Company’s Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split.  The per-share exercise price of such options and warrants will be higher than the per-share exercise price specified before the Reverse Stock Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Stock Split as would have been required if such holder had exercised prior to the Reverse Stock Split.

The following table represents the shares of the Company’s Common Stock immediately prior to and immediately after the Reverse Stock Split:

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding Before Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split

None	75,705,332	75,705,332
1:10	75,705,332	7,570,533
1:35	75,705,332	2,163,009
1:55	75,705,332	1,376,461
1:80	75,705,332	946,317

 If a stockholder owns 100,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own 10,000 shares in the case of a Reverse Stock Split in the ratio of 1:10, 2,857 shares in the case of a Reverse Stock Split in the ratio of 1:35, 1,818 shares in the case of a Reverse Stock Split in the ratio of 1:55 and 1,250 share in case of a Reverse Stock Split in the ratio of 1:80.

Stock Certificates and Fractional Shares

The Reverse Stock Split will occur on the close of business on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of outstanding Common Stock are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common Stock that the stockholder is entitled to receive as a consequence of the Reverse Stock Split.  After the Effective Date, each certificate representing shares of outstanding Common Stock will be deemed to represent a number of shares of New Common Stock equal to the Exchange Ratio of the number of shares stated on the certificate.  Certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, Attention: Shareholder Relations (the “Transfer Agent”), telephone number: (503) 227-2950.  No fractional shares of New Common Stock will be issued.  If the conversion shall result in a fraction of a share, then the Company will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction.

Number of Holders

As of February 13, 2007, there were approximately 300 holders of record of outstanding shares of Common Stock.  The Company does not anticipate that the Reverse Stock Split will cause the number of holders of record or beneficial owners of Common Stock to change significantly.  There are currently no dividends in arrears due to the holders of the Company’s Common Stock.

No Change in Company’s Status or Business

The Company does not anticipate any change in the Company’s status as a reporting company for federal securities law purposes as a result of the Reverse Stock Split.  The Company’s business, and the location of its principal executive offices, will remain the same after the Reverse Stock Split.

Exchange of Stock Certificates

As soon as practicable following the Effective Date, the Company will provide a transmittal form that each stockholder of record on the Effective Date should use to transmit certificates representing shares of outstanding Common Stock (“Old Certificates”) to the Transfer Agent for exchange or transfer.  The transmittal form contains instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock.  No new certificates will be issued to a stockholder until such stockholder has surrendered its Old Certificates together with a properly completed and executed transmittal form to the Transfer Agent.

Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a stockholder’s Old Certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Stock Split.  Until surrendered to the Transfer Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split.  Stockholders should not send their Old Certificates to the Transfer Agent until after receiving instructions from the transfer agent following the Effective Date.  Old Certificates surrendered after the Effective Date will be replaced by certificates representing shares of New Common Stock as soon as practicable after such surrender.  Stockholders whose shares are held in brokerage accounts or in a street name need not submit old certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split.  No service charge will be payable by holders of shares of outstanding Common Stock in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.

Old Certificates that contain a restrictive legend will be exchanged for new certificates representing New Common Stock with the same restrictive legend.  As applicable, the time period during which a stockholder has held the outstanding Common Stock will be included in the time period during which such stockholder actually holds the New Common Stock received in exchange for such outstanding Common Stock for the purposes of determining the term of the restrictive period applicable to the New Common Stock.

Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The outstanding Common Stock discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the outstanding Common Stock was, and the New Common Stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of outstanding Common Stock for New Common Stock pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Common Stock received in the Reverse Stock Split (including any fraction of a New Common Stock deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the outstanding Common Stock exchanged therefore.  The stockholder’s holding period for the New Common Stock will include the period during which the stockholder held the outstanding Common Stock surrendered in the Reverse Stock Split.

The Company’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY.   ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

Dissenters’ Rights

Stockholders have no right under DGCL or the Company’s Certificate of Incorporation, as amended, or bylaws, as amended, to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

The Board of Directors recommends a vote FOR the proposal to amend the Reverse Stock Split.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal intended to be presented at the Annual Meeting of Stockholders to be held in 2007 must be received by our Secretary at its principal office in Scottsdale, Arizona, not later than June 30, 2007 for inclusion in our Proxy Statement and Form of Proxy relating to the Annual Meeting of Stockholders in 2007.

In order for a stockholder to bring other business before an annual meeting of stockholders, timely notice must be received in proper written form by our Secretary. To be timely, notice by a stockholder must be delivered to or mailed and received at our principal offices not later than June 30, 2007. To be in proper written form, notice by a stockholder to our Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of us which are beneficially owned by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.

By order of the Board of Directors,
Richard Reincke
Interim Chief Executive Officer, President
and Chief Operating Officer

EXHIBIT A

INCREASE AMENDMENT

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AEGIS ASSESSMENTS, INC.

Pursuant to Section 242

of the

Delaware General Corporation Law

The undersigned, being the Interim Chief Executive Officer and President of Aegis Assessments, Inc., does hereby certify the following:

1. The name of the Corporation is Aegis Assessments, Inc.

2. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary”) on January 16, 2002 and the Amended and Restated Certificate of Incorporation was filed on September 25, 2002 with the Secretary.

3. The FOURTH paragraph of the Certificate of Incorporation is hereby amended to read as follows:

“FOURTH. The total number of shares of stock which this corporation shall have authority to issue is five hundred ten million (510,000,000) with a par value of $.001 per share amounting to $510,000.00. Five hundred million (500,000,000) of those shares are Common Stock and ten million (10,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation, or (ii) as otherwise provided by the Delaware General Corporation Law, as amended from time to time.”

IN WITNESS WHEREOF, this certificate of Amendment has been signed this ____ day of ___________ 2007.

AEGIS ASSESSMENTS, INC.

Richard Reincke
Interim Chief Executive Officer and President

EXHIBIT B

REVERSE SPLIT AMENDMENT

Every ______** outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

* Prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board is authorized to abandon such amendment if it determines that it is not in the best interest of the Company and its stockholders.

** By approving this amendment, stockholders will approve the effectuation of the reverse stock split in all possible combinations between 1:10 to 1:80.  The certificate of amendment to be filed with the Delaware Secretary of State will include only that ratio determined by the Board to be in the best interest of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio.

SPECIAL MEETING OF STOCKHOLDERS OF

AEGIS ASSESSMENTS, INC.

March 27, 2007

Please complete, date, sign and mail your proxy card in the postage-paid envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

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PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

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PROPOSAL NUMBER 1

Proposal to amend Aegis Assessments, Inc’s Amended and Restated Certificate of Incorporation to increase the authorized shares of capital stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL NUMBER 2

Proposal to amend Aegis Assessments, Inc’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the common stock at a specific ratio, ranging from one-for-ten to one-for-eighty to be determined by the Board of Directors, in its sole discretion, within a six month period following stockholder approval

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear hereon. When shares are held jointly, each older should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.

PROXY

AEGIS ASSESSMENTS, INC.
7975 N. Hayden Road, Suite D-363

Scottsdale, Arizona 85258

Proxy Solicited on Behalf of the Board of Directors.

The undersigned, revoking any proxy heretofore given for the meeting of the stockholders described below, hereby appoints Richard Reincke and Douglas Kane, and each of them, proxies, with full powers of substitution, to represent the undersigned at the special meeting of stockholders of Aegis Assessments, Inc. to be held on March 27, 2007, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid special meeting of stockholders.

(Continued and to be signed and dated on the reverse side)

COMMENTS: